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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Employee Stock Purchase Plan of MCK Communications, Inc. for the registration of 500,000 shares of its common stock, of our report dated May 31, 2000, except as to Note 16, as to which the date is June 14, 2000, with respect to the consolidated financial statements of MCK Communications, Inc. included in its 2000 Annual Report (Form 10-K) for the fiscal year ended April 30, 2000.


                                                     /s/ Ernst & Young LLP


Boston, Massachusetts
November 30, 2000